Warrant No. A-0_______                             _______ Series A Warrants
                                                   to Purchase Class A Common
                                                   Stock

              CREATIVE RECYCLING TECHNOLOGIES, INC.
        (Incorporated under the laws of the State of Georgia)

     CERTIFICATE FOR SERIES "A" WARRANTS TO PURCHASE CLASS A COMMON STOCK EXERCISABLE AT ANY DATE PRIOR TO 5:00 P.M., EASTERN TIME, DECEMBER 31, 2003

     This Warrant and any shares of Common Stock issuable upon exericise hereof have not been registered under the Securities Act of 1933 and may not be transferred, nor will any assignee or endorsee hereof be recognized as an owner hereof by the issuer for any purpose, unless a registration statement under the Securities Act of 1933, as amended, with respect to such shares shall then be in effect or unless the availability of an exemption from registration with respect to any proposed transfer or disposition of such shares shall be established to the satisfaction of counsel for the issuer. Any transfer of these securities is prohibited except in accordance with the provisions of Regulation S of the Securities and Exchange Commission

     THIS CERTIFIES THAT, for value received ____________ (the "Holder"), as registered owner of the above indicated number of Warrants, is entitled to at any time until 5:00 p.m. Eastern Time, December 31, 2003, or at such later date as the Company, by authorization of its Board of Directors, shall determine (the "Exercise Period"), to subscribe for, purchase and receive up to _______________ shares of Class A Common Stock, no par value per share, fully paid and nonassessable (the "Common Stock"), of Creative Recycling Technologies, Inc., a Georgia corporation (the "Company"), at the price of $3.50 per share Company at the principal office of the Company; provided, however, that if the Company shall change the number of shares of its Common Stock issued and outstanding during the terms of this Warrant by dividend, split, reverse split, or sale, a proportionate adjustment shall be made to the number of shares of Common Stock to be issued upon the exercise of this Warrant, and to the Exercise Price herein stated.

     Upon exercise of the Warrant, the form of election hereinafter provided for must be duly executed and the instructions for registration of the Common Stock acquired by such exercise must be completed. If the subscription rights represented hereby shall not have been exercised by the expiration of the Exercise Period, this Warrant shall become void and without further force or effect, and all rights represented hereby shall cease and expire. In the event of the exercise or assignment hereof in part only, the Company shall cause to be delivered to the Holder a new warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of shares of the Common Stock purchasable hereunder as to which this Warrant has not be exercised or assigned. In no event shall this Warrant (or the shares of the Common Stock issuable upon full or partial exercise hereof) be offered or sold except in conformity with the Securities Act of 1933, as amended. The Company may deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary. By acceptance of this Warrant, Holder represents that this Warrant and all shares of Common Stock acquired upon exercise hereof are acquired and will be acquired for the Holder's own account for investment and with no intention at the time of such purchase or acquisition of distributing or reselling the same or any part thereof to the public and, in furtherance of this representation, agrees to execute and deliver to the Company a subscription agreement containing customary investment intent representations and agrees that this Warrant and any Common Stock issued upon exercise hereof may be legended to prohibit transfer, sale, or other disposition except in compliance with such investment letter.

     This Warrant is redeemable by the Company at any time prior to its exercise or expiration. The Company may call the Warrants for redemption by mailing a Notice of Redemption in writing to holder of record of this Warrant at least thirty days prior to the redemption date. The redemption price of the Warrants is $0.0001 per Warrant. If the Holder does not exercise this Warrant prior to the redemption date, as set forth in the Company's Notice of Redemption, then the Holder will forfeit the right to purchase shares of Common Stock underlying the Warrants. After the redemption date, this Warrant will not have any value other than the right to receive the redemption price.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and to be sealed with the seal of the Company this ______ day of ____________, 1998.

                                 CREATIVE RECYCLING TECHNOLOGIES, INC..
S E A L

                                 BY:___________________________
                                     June Cuba, Secretary

                     CREATIVE RECYCLING TECHNOLOGIES, INC.
                   TRANSFER FEE $10.00 PER CERTIFICATE ISSUED
                           WARRANT SUBSCRIPTION FORM

                         Dated:_________________, 199__

     The Undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ________________ shares of Class A Common Stock of the Company ("Common Stock"), called for thereby, and hereby makes payment of $_________________ (at the rate of $3.50 per share of Common Stock or the Exercise Price in effect at the date hereof) in cash or by money order or check payable to CREATIVE RECYCLING TECHNOLOGIES, INC., in payment of the Exercise Price pursuant thereto and, if such number of shares shall not be all of the shares purchasable hereunder, then a new Warrant Certificate of like tenor for the balance of the remaining shares purchasable hereunder shall be delivered to the Undersigned at the address stated below. Please issue the shares of Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

                                     Signature: x___________________________

Signatures Guaranteed:                          x___________________________

By:______________________________


                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:_________________________________________________________________________
                           (Print in Block Letters)

Address:______________________________________________________________________

Social Security Number:_________________


                                   ASSIGNMENT
         (To be executed by the registered Holder to effect a transfer of the within Warrant)

     FOR VALUE RECEIVED, _____________________________________, does hereby sell, assign and transfer unto ___________________________________ the right to purchase _____________ shares of the Common Stock of the Company evidenced by the within Warrant, and does hereby irrevocably constitute and appoint ___________________________________________ attorney to transfer such right on the books of the Company with full power of substitution in the premises.

Dated: ___________________, 199__.

                                    Signature: x____________________________

Signatures Guaranteed:                         x___________________________

By:_____________________________


NOTICE:     THE SIGNATURE TO THIS FORM TO ASSIGN MUST CORRESPOND WITH THE
NAME(S) AS WRITTEN UPON THE FACE OF THE WITHIN WARRANT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.